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                                                                    EXHIBIT 99.1


                                           FOR:  SKILLSOFT PLC

                                                 COMPANY CONTACT:
                                                 Tom McDonald
                                                 Chief Financial Officer
                                                 (603) 324-3000, x4232

                                                 INVESTOR CONTACTS:
                                                 Michael Polyviou/ Peter Schmidt
                                                 Financial Dynamics
                                                 (212) 850-5748


                     SKILLSOFT ANNOUNCES GOODWILL IMPAIRMENT
            CHARGE TAKEN IN FISCAL 2005 ASSOCIATED WITH SMARTCERTIFY
                     PREVIOUSLY RELEASED FINANCIALS UPDATED

      NASHUA, NH, APRIL 15, 2005 - SkillSoft PLC (NASDAQ: SKIL), a leading provider of content resources and complementary technologies for integrated enterprise learning, today announced that it has completed the evaluation and market assessment of the Retail Certification Segment of its business, SmartCertify, in connection with the possible sale or closure of such business.

      As previously disclosed in SkillSoft's press release dated March 14, 2005, the Company has entered into a non-binding letter of intent with respect to the sale of its retail IT certification business, SmartCertify. In the event the transaction is not consummated as anticipated, the Company indicated that it will shut down the operation. In connection with either of these scenarios, SkillSoft began the process of evaluating whether or not an impairment of the SmartCertify business existed at January 31, 2005. In its March 30, 2005 press release announcing financial results for the fiscal year ended January 2005, SkillSoft stated that if it concluded that an impairment charge existed, the related charge would be reflected in the Company's fiscal 2005 results when reported in its Annual Report on Form 10-K. Based on the Company's attempts to sell the business and the results of the valuation done by an independent third party valuation firm during the fourth quarter of fiscal 2005, SkillSoft has determined that there is no goodwill associated with the Retail Certification Segment and, as a result, has recorded a non-cash impairment charge of $19.3 million in the fiscal year ended January 31, 2005 (fiscal 2005).

      As disclosed in SkillSoft's March 30, 2005 press release, the Company's net loss was $9.5 million, or $0.09 per share, for its fiscal 2005 fourth quarter. The effect of the impairment charge increases the Company's net loss for its fiscal 2005 fourth quarter to $28.8 million, or $0.27 per share. For fiscal 2005, the originally reported net loss was $0.8 million, or $0.01 per share. The effect of the impairment charge increases the net loss for fiscal 2005 to $20.1 million, or $0.19 per share. This impairment charge is reflected in the financial statements to be contained in the Company's Annual Report on Form 10-K, which will be filed effective on Monday April 18, 2005.


      The impact on earnings for the fiscal year ending January 31, 2006 with respect to the sale or shutdown of the SmartCertify business unit will be announced when the transaction is finalized or the alternative course of action is implemented.
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ABOUT SKILLSOFT

SkillSoft is a leading provider of comprehensive e-learning content and technology products for business and IT professionals within the Global 2000. SkillSoft's multi-modal learning solutions support and enhance the speed and effectiveness of both formal and informal learning processes and integrate SkillSoft's in-depth content resources, learning management platform, virtual classroom technology and support services.

Content offerings include SkillSoft's business and IT skills courseware collections; ITPro(TM), BusinessPro(TM), FinancePro(TM), EngineeringPro(TM), OfficeEssentials(TM) and ExecSummaries(TM) Referenceware(R) collections by Books24x7(R); and health and safety compliance courseware by GoTrain. SkillSoft's complementary technologies include SkillPort(R), the Company's learning management platform with its powerful Search-and-Learn capabilities, and SkillSoft(R) Dialogue(TM), the Company's newly introduced virtual classroom offering with associated tools for blended learning solutions. For more information, visit http://www.skillsoft.com.

SkillSoft, the SkillSoft logo, Ahead of the Learning Curve, SkillPort, Search-and-Learn, SkillChoice, Books24x7, Referenceware, ITPro, BusinessPro, OfficeEssentials, EngineeringPro, ExecSummaries, Express Guide and SkillSoft Dialogue are trademarks or registered trademarks of SkillSoft PLC in the United States and certain other countries.


This release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other risk factors disclosed under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations - Future Operating Results" in SkillSoft's Quarterly Report on Form 10-Q for the quarter ended October 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Company in this press release represent the Company's views as of April 15, 2005. The Company anticipates that subsequent events and developments may cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this release.

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